Exhibit 10.3

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of this 31st day of October, 2013 between Marcus & Millichap, Inc., a Delaware corporation (“MMI”), and Marcus & Millichap Company, a California corporation, and its subsidiary M&M Corporate Services, Inc., a California corporation (together referred to herein as “MMC”) (collectively, the “parties” or individually a “party”).

WHEREAS, MMI and MMC have entered into a Separation and Distribution Agreement dated as of October 31, 2013 (the “Separation Agreement”) which, among other matters, contemplates that one or more parties thereto will provide, or cause one or more of its Subsidiaries to provide, to the other parties and their respective Subsidiaries, certain transitional, administrative and support services on the terms set forth in this Agreement. Each party when providing a service under this Agreement (together with any Subsidiaries or Affiliates providing services) is referred to as “Provider” and each party when receiving a service under this Agreement (together with any Subsidiaries or Affiliates receiving services) is referred to as “Recipient.”

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

SERVICES PROVIDED

1.1 Transition Services.

(a) Upon the terms and subject to the conditions of this Agreement, the relevant Provider shall provide to the relevant Recipient the services indicated on the Schedules hereto (each, a “Transition Service” and, collectively, the “Transition Services”) during the time period for such Transition Service set forth in the applicable Schedule (each, a “Time Period”).

(b) Subject to the other provisions of this Agreement, the Transition Services set forth on such Schedules may be amended from time to time, as the relevant parties shall agree in writing to add, omit or redefine any of the Transition Services, the term for which such Transition Services are to be rendered and/or the compensation therefor.

1.2 Personnel.

(a) Each party in its capacity as Provider shall make a sufficient number of competent employees (and/or third party contractors to the extent that third party services are routinely utilized to provide similar services to other businesses of such Provider or are reasonably necessary for the efficient performance of any Transition Service) to render the Transition Services to be provided under this Agreement when required, for so long as Provider provides said services to itself. Except to the extent specific individuals are designated on a

Schedule, a Provider of a Transition Service shall determine both the staffing required and the particular personnel assigned to perform the Transition Service, including but not limited to, clerical staff, technicians, professionals or others. The personnel assigned by a Provider under this Agreement to perform Transition Services for a Recipient shall not be deemed to be in the employ of the Recipient.

(b) Each Recipient shall not, without the Provider’s prior written consent, solicit any employees of a Provider assigned by the Provider to the Recipient for the performance of such services while such employee is employed by Provider or within the six-month period after the date any employee ceases to provide Transition Services.

1.3 Representatives.

(a) Each of MMI and MMC shall designate a representative to act as its primary contact person for the provision of all Transition Services (each, a “Primary Coordinator”). The initial Primary Coordinators shall be designated in writing by notice to the others in accordance with paragraph (b) on or before the Distribution Date. The initial coordinators for each specific Transition Service shall be the individuals named in the Schedule relating to such Transition Service (each, a “Service Coordinator”). Each party may treat an act of another party’s Primary Coordinator or Service Coordinator as authorized by such other party without inquiring behind such act or ascertaining whether such Primary Coordinator or Service Coordinator had actual authority so to act; provided, however, that neither the Primary Coordinator nor the Service Coordinator shall have authority to amend or modify the Agreement. All communications relating to the provision of the Transition Services shall be directed to the Primary Coordinators.

(b) Each of the relevant Provider and the relevant Recipient of a Transition Service shall notify the other in writing of any change in its Primary Coordinator and/or its Service Coordinator for each Transition Service. Any such notice shall (i) set forth the name of the Primary Coordinator or Service Coordinator to be replaced and the name of the replacement, and (ii) certify that the replacement Primary Coordinator is authorized to act for such party in all matters relating to this Agreement or that the replacement Service Coordinator is authorized to act for such party in all matters relating to the relevant Transition Service, as applicable, as provided in Section 1.3 (a) above.

1.4 Level of Transition Services.

(a) Each party, in its capacity as Provider, shall exercise the same degree of care when performing Transition Services as it exercises in performing the same or similar services for its own account, with priority equal to that provided to its own businesses. Nothing in this Agreement shall require any party in its capacity as Provider to favor the businesses of a Recipient over its own businesses. Provider shall perform its obligations hereunder in good faith and in accordance with principles of fair dealing.

(b) Transition Services provided by third parties shall be subject to the terms and conditions of this Agreement and any agreements between the Provider of such Transition Services and such third parties.

1.5 Corrective Efforts/Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, if a Provider incorrectly (whether or not through negligence, inadvertence or poor judgment) performs or fails to perform any Transition Service, the Provider, at the Recipient’s request, shall use commercially reasonable efforts to correct or re-perform the Transition Service at no additional cost to the Recipient, but shall have no other obligation to attempt to correct, correct or remediate the subject Transition Service. In the event Recipient does not request such correction of the Transition Service or Provider either does not correct the performance or is unable for any reason to attempt to correct the performance, any damages recoverable by Recipient shall be strictly limited to the amount paid by Recipient to Provider for the item of Service in respect of which a claim is made. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, OR LOSS OF PROFITS OR OPPORTUNITIES, FINES, PENALTIES, OR ANY EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF ANY BREACH OF THIS AGREEMENT OR ANY OTHER THEORY OF LIABILITY, REGARDLESS OF THE CIRCUMSTANCES FROM WHICH SUCH DAMAGES OR LOSSES AROSE.

1.6 Force Majeure. Any failure or omission by a party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the failure or omission arises from any cause or causes beyond the control of the party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of each of the parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that the party shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if a party cannot perform under this Agreement for a period of 45 days due to such cause or causes, the affected party may terminate this Agreement with the defaulting party by providing written notice thereto.

1.7 Modification of Procedures. Each party, in its capacity as Provider, may make changes from time to time in its standards and procedures for performing any of the Transition Services for which it is responsible; provided, however, that, except as provided in Section 1.1(b) or required by Law, no party in its capacity as Provider shall implement any substantial changes affecting a Recipient of a Transition Service unless:

(a) Provider has furnished Recipient notice (which shall be the same notice such Provider shall provide its own businesses) thereof;

(b) Provider changes the procedures for its own businesses at the same time; and

(c) Provider gives Recipient a reasonable period of time for Recipient (i) to adapt its operations to accommodate the changes or (ii) to reject the proposed changes. In the event Recipient fails to accept or reject a proposed change on or before a date specified in the notice of change, Recipient shall be deemed to have accepted the change. Subject to Section 1.8, in the event Recipient rejects a proposed change but does not terminate the provision of the Transition Service, Recipient shall pay any charges resulting from Provider’s need to maintain different versions of the same systems, procedures, technologies, or services or resulting from requirements of third party vendors or suppliers.

1.8 No Obligation to Continue to Use Services. Except as provided in the Schedules, no Recipient shall have any obligation to continue to use any of the Transition Services and a Recipient may delete any or all Transition Services from the Transition Services that a Provider is providing to the Recipient by giving the Provider written notice thereof in accordance with the notice provisions of this Agreement and the applicable Schedules.

1.9 Provider Access. Recipient shall provide the personnel of a Provider with access to its equipment, office space, telecommunications and computer equipment and systems, and any other areas and equipment to the extent reasonably required for personnel of a Provider to perform any Transition Service, subject to the Confidentiality provisions in Article III below.

ARTICLE II

COMPENSATION

2.1 Consideration. As consideration for the Transition Services, each party in its capacity as Recipient shall pay to each Provider the aggregate amount specified in the Schedules relating to the Transition Services provided by Provider to Recipient. Provider acknowledges that it has not “marked up” the charges for its services.

2.2 Invoices. The monthly fixed charges or fees for Transition Services set forth on the Schedules shall be paid on the first day of each month in which the Transition Services are to be performed. Any fees not payable as fixed amounts shall be invoiced monthly by the Provider to the Recipient no later than the 30th day of the calendar month next following the calendar month in which the Transition Services were performed. All invoices shall be sent by the Provider to the Recipient at the following address or to such other address as the Recipient shall have specified by notice in writing to the Provider of the Transition Services:

To MMI:

Marcus & Millichap, Inc.

23975 Park Sorrento, Suite 400

Calabasas, California 91302

Attention: Chief Financial Officer

To MMC:

Marcus & Millichap Company

777 California Avenue

Palo Alto, California 94304

Attention: Chief Financial Officer

2.3 Payment of Amounts Due. Payment of all amounts due for Transition Services shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within 30 days of the invoice date or as specified in the applicable Schedules. All payments shall be made in accordance with the terms of the applicable Schedules, the instructions set forth on or accompanying the invoice or as otherwise agreed to in writing between the relevant Provider and the relevant Recipient. Books and Records of a Provider pertaining to the Transition Services provided and all reimbursed costs shall be available for inspection and audit by the Recipient during normal business hours for three months following the delivery of the invoice for the period for which the Transition Services were provided.

2.4 Provider’s Rights on Failure to Pay. If any fixed fee or invoice is not paid when due, the Provider shall have the right, in its sole and absolute discretion, without any liability to the Recipient that has not paid such fixed fee or invoice or anyone claiming by or through the Recipient, to immediately cease providing any or all of the Transition Services provided by the Provider to the Recipient until such payment is received.

ARTICLE III

CONFIDENTIALITY

3.1 Obligation.

(a) All information with respect to any Recipient obtained by a party in its capacity as Provider shall be held and used by Provider only in accordance with Section 6.09 of the Separation Agreement.

(b) All information with respect to any Provider obtained by a party in its capacity as Recipient shall be held and used by the Recipient only in accordance with Section 6.09 of the Separation Agreement.

ARTICLE IV

TERM AND TERMINATION

4.1 Term. This Agreement shall become effective on the Contribution Date and shall remain in force with respect to a party until the expiration of the longest Time Period specified in any Schedule affecting such party as either Provider or Recipient, including any extension thereof, unless all of the Transition Services to be performed or received by such party are deleted or this Agreement is earlier terminated with respect to such party, in each case, in accordance with the terms of this Agreement.

4.2 Extension. The Time Period for which a Transition Service shall be provided may be extended by written agreement among the Recipient and the Provider of the Transition Service.

4.3 Termination. Recipient may terminate this Agreement or any of the Transition Services set out in the schedules attached hereto for any reason upon 60 days written notice to the Provider. Further, if any party (the “Defaulting Party”) shall fail to perform or default in the performance of any of its obligations under this Agreement (other than a payment default subject to Section 2.4), the party entitled to the benefit of the performance (the “Non-Defaulting Party”) may give written notice to the Defaulting Party specifying the nature of the failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement with respect to the Defaulting Party if the failure or default is not cured within 15 days of the written notice. If any failure or default so specified is not cured within the 15-day period, the Non-Defaulting Party may elect immediately to terminate this Agreement with respect to the Defaulting Party; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending resolution of the dispute in accordance with Article V hereof. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

4.4 Termination of Obligations. All obligations of each Provider to provide each Transition Service for which the Provider is responsible shall immediately cease upon the expiration of the Time Period (and any extension thereof in accordance with Section 4.2) for the Transition Service, and each Provider’s obligations to provide all of the Transition Services for which the Provider is responsible shall immediately cease upon the termination of this Agreement with respect to the Provider and all relevant Recipients. Upon the cessation of a Provider’s obligation to provide any Transition Service, the Recipient of the Transition Service shall immediately cease using, directly or indirectly, the Transition Service (including, without limitation, any and all software of Provider or third party software provided through Provider, telecommunications services or equipment, or computer systems or equipment).

4.5 Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this Agreement: (a) the obligations of each party under Articles III, IV and VI; and (b) each Provider’s right to receive the compensation for the Transition Services provided in Section 2.1 accruing prior to the effective date of termination.

ARTICLE V

DISPUTE RESOLUTION

5.1 Contribution to Control. Any and all controversies, disputes or claims arising out of, relating to, in connection with or resulting from this Agreement (or any amendment thereto or any transaction contemplated hereby or thereby), including as to its existence, interpretation, performance, non-performance, validity, breach or termination, including any claim based on contract, tort, statute or constitution and any claim raising questions of law, whether arising before or after termination of this Agreement, shall be deemed an Agreement Dispute as defined in Section 9.13 of the Separation Agreement and shall be resolved exclusively by, in accordance with, and subject to the limitations set forth in Article IX of the Separation Agreement.

ARTICLE VI

INDEMNIFICATION

6.1 Recipients’ Indemnity for Transition Services. Each party in its capacity as Recipient shall indemnify, defend and hold harmless each Provider, and the Provider’s directors, officers, employees and agents, against any and all Liabilities incurred by any of them in connection with Transition Services provided under this Agreement except to the extent of Provider’s gross negligence or intentional misconduct.

6.2 Providers’ Indemnity for Transition Services. Each party in its capacity as Provider shall indemnify, defend and hold harmless each Recipient, and the Recipient’s directors, officers, employees and agents, against all Liabilities incurred by any of them in connection with Transition Services provided under this Agreement except to the extent of Provider’s gross negligence or intentional misconduct; provided, however, that any Liabilities claimed by Recipient and the Recipient’s directors, officers, employees and agents shall be limited to the amount of the charges paid to Provider for such item of Transition Service in respect of which a claim is made; and provided, further, that Provider will defend, indemnify and hold harmless each Recipient of Transition Services from such Provider, and such Recipient’s directors, officers, employees and agents, against all Liabilities incurred by any of them in connection with the Provider’s operation, maintenance or use of a motor vehicle in the course of providing Transition Services to the Recipient.

ARTICLE VII

MISCELLANEOUS

7.1 Complete Agreement; Construction. This Agreement, including the Schedules hereto, and the Separation Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior agreements, negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event of any inconsistency between this Agreement and the Separation Agreement, this Agreement shall prevail except for inconsistencies with respect to Sections 6.09 and 9.13 and Article IX of the Separation Agreement, which sections shall prevail over any inconsistent provision of this Agreement.

7.2 Other Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters expressly covered by the Separation Agreement.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

7.4 Notices. All Notices required or permitted under this Agreement shall be in writing and shall be sufficiently given or made (a) if hand delivered or sent by telecopy (with delivery confirmed by voice or otherwise), (b) if sent by nationally recognized overnight courier or (c) if sent by registered or certified U.S. mail, postage prepaid, return receipt requested, and in each case addressed as follows:

If to MMI:

Marcus & Millichap, Inc.

23975 Park Sorrento, Suite 400

Calabasas, California 91302

Attention: Chief Financial Officer

If to MMC:

Marcus & Millichap Company

777 California Avenue

Palo Alto, California 94304

Attention: Chief Financial Officer

or at such other address as shall be furnished by any of the parties in a Notice. Any Notice shall be deemed to have been duly given or made when the Notice is received.

7.5 Waivers. The failure of any party to require strict performance by any other party of any provision in or rights and remedies with respect to this Agreement will not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision hereof or right or remedy.

7.6 Amendments. After the execution of this Agreement by all parties, and solely to the extent that a change is desired by and restricted to any two parties without affecting the rights of the third party hereto, such two parties may separately amend in writing any provision of this Agreement which governs the rights exchanged between them without notifying the third party hereto. Except as expressly provided herein, this Agreement may be amended or supplemented or its provisions waived only by an agreement in writing signed by each of the parties.

7.7 Assignment.

(a) No party to this Agreement shall (i) consolidate with or merge into any Person or permit any Person to consolidate with or merge into such party (other than a merger or consolidation in which the party is the surviving or continuing corporation), or (ii) sell, assign, transfer, lease or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its Assets, unless the resulting, surviving or transferee Person expressly assumes, by instrument in form and substance reasonably satisfactory to the other parties, all of the obligations of the party under this Agreement.

(b) Except as expressly provided in paragraph (a), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable, directly or indirectly, by any party without the prior written consent of the other parties, and any attempt to so assign without such consent shall be void.

7.8 Successors and Assigns. Subject to Section 7.7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties.

7.9 Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and the members of their respective Groups and Affiliates and their respective successors and assigns and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

7.10 Schedules. The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein.

7.11 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Law of the State of Delaware without regard to the principles of conflicts of Laws thereunder. Notwithstanding the foregoing, the Federal Arbitration Act, 9 U.S.C. §§1-15, shall govern the arbitrability of disputes.

7.12 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined to be invalid, void or unenforceable in any respect, the remaining provisions hereof, the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

7.13 Subsidiaries. Each of the parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

7.14 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

7.15 Laws and Government Regulations. Each party in its capacity as Recipient shall be responsible for (a) compliance with all Laws affecting its businesses and (b) any use it may make of the Transition Services to assist it in complying with such Laws. While a party in its capacity as Provider shall not have any responsibility for the compliance by any Recipient with such Laws, Provider shall use reasonable commercial efforts to cause the Transition Services to be designed in such manner that the Transition Services shall be able to assist the Recipient in complying with applicable legal and regulatory responsibilities.

7.16 Relationship of Parties. Nothing in this Agreement shall be construed to create a partnership, agency or other relationship between the parties or to make any party liable for any debts or obligations incurred by another party.

7.17 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Separation Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Transition Services Agreement to be executed as of the day and year first above written.

MARCUS & MILLICHAP, INC.

By:	/s/ Martin E. Louie
	Name:	Martin E. Louie
	Title:	Chief Financial Officer

MARCUS & MILLICHAP COMPANY

By:	/s/ Alexander Yarmolinsky
	Name:	Alexander Yarmolinsky
	Title:	Chief Financial Officer

By:	/s/ Robert T. Alden
	Name:	Robert T. Alden
	Title:	Vice President, Finance

M&M CORPORATE SERVICES, INC.

By:	/s/ Alexander Yarmolinsky
	Name:	Alexander Yarmolinsky
	Title:	Chief Financial Officer

By:	/s/ Scott Posternack
	Name:	Scott Posternack
	Title:	Vice President, Accounting

Schedule 1.01

Benefits Administration

Provider: M&M Corporate Services (“MMCS”)

Recipient(s): MMI and all subsidiaries

Description of Service: The medical, dental, disability, life insurance and worker’s compensation plans will remain linked with the Marcus & Millichap Company and affiliate plan until renewal of the plans takes place in April, 2014. At that point separate plans will be issued for MMI only. During this transition period, MMI will be allocated premium costs consistent with historical allocations which are based on the actual number of participants in each plan associated with MMI and its subsidiary entities for the medical plan and based on total payroll attributed to MMI and its subsidiaries for the workers compensation plan. Additionally, MMCS will provide nominal benefits administration coordination services until the renewals take place.

MMC and MMI will continue to receive ADP payroll administration services under the same ADP contract for up to six months. During this transition period, MMI will be allocated the portion of ADP’s fees consistent with historical allocations and MMI payroll. Additionally, the 401K plan administration and certain flexible spending account services provided by outside vendors will be shared for a transitional period.

Payment: None, other than a reimbursement for allocated premium or service costs.

Time Period: Until April, 2014

Notice Period for Deletion of Transition Services: 60 days

Other Material Terms: N/A

Service Coordinator for Provider: Marianne Empedocles

Service Coordinator for each Recipient: Martin Louie

Schedule 1.02

Legal

Provider: Marcus & Millichap Company

Recipient(s): MMI

Description of Service: In-house legal services relating to corporate matters, including without limitation corporate governance, SEC filings, the omnibus equity plan, and matters involving the company’s board of directors, shareholders, lenders and insurers.

Payment: A monthly allocation of base salary based on the amount of time incurred for the described services. The estimated monthly amount ranges between $9,000 to $15,000.

Time Period: From between 6 to 18 months.

Notice Period for Deletion of Transition Services: 60 days

Other Material Terms: Services to be covered by MMI insurance where appropriate

Service Coordinator for Provider: Robert Kennis

Service Coordinator for each Recipient: John Kerin

Schedule 1.03

Management of SAP Accounting System

Provider: MMCS

Recipient(s): MMI

Description of Service: Management of the SAP accounting system.

Payment: A monthly allocation of compensation based on the amount of time incurred by one person for the described services. The estimated monthly amount ranges between $9,000 to $13,000.

Time Period: Up to 12 months

Notice Period for Deletion of Transition Services: 90 days

Other Terms:

Service Coordinator for Provider: Alex Yarmolinsky

Service Coordinator for each Recipient: Martin Louie